Exhibit 99.1

Quantum Reports Fiscal First Quarter 2025 Financial Results

SAN JOSE, Calif. — August 13, 2024 — Quantum Corporation (Nasdaq: QMCO) ("Quantum" or the "Company"), a leader in solutions for AI and unstructured data, announced today financial results for its fiscal first quarter 2025 ended June 30, 2024.

Fiscal First Quarter 2025 Financial Summary

•Revenue was $71.3 million
•GAAP gross profit was $26.1 million, or 36.6% of revenue
•GAAP net loss was $20.8 million, or ($0.22) per share
•Subscription ARR was up 29% year-over-year at $18.8 million
•Adjusted non-GAAP net loss was $8.4 million, or ($0.09) per share
•Adjusted EBITDA was ($3.1) million

“Results for the quarter were largely in-line with our expectations, reflecting further rotation of our business toward our long-term initiatives,” stated Jamie Lerner, Chairman and CEO of Quantum. “We are also seeing improving traction for Myriad and ActiveScale products. However, during the quarter we experienced a temporary headwind to gross margin caused by product mix and supply constraints of certain hardware that prevented us from shipping a portion of our higher margin deals. This also resulted in an increase to our current order backlog to above normal levels.”

“As part of our ongoing strategic and financial initiatives, we have reached an agreement with our current lenders that significantly improves our liquidity, allows us to take action on improving our operational initiatives and focus on driving Myriad, ActiveScale and the rest of our businesses to the next level. With this newly restructured financing in place, we have improved our overall capital structure and balance sheet. Additionally, we continue to maintain strong cost and discretionary spending controls as we execute toward profitable growth.”

“We are fully dedicated to executing on our business initiatives toward achieving sustainable operating performance that is driven by tangible proof points, including accelerated growth of new products, divestment of non-core products and assets, and restructuring our organization to become a more focused and operationally efficient business.”

Fiscal First Quarter 2025 vs. Prior Year Quarter

Revenue for the fiscal first quarter of 2025 was $71.3 million, compared to $92.5 million in the fiscal first quarter of 2024, primarily reflecting lower revenue contribution from hyperscale customers combined with lower tape media and royalty business. GAAP gross profit in the first quarter of 2025 was $26.1 million, or 36.6% of revenue, compared to $35.6 million, or 38.5% of revenue, in the prior fiscal year quarter. Non-GAAP gross profit in the first quarter 2025 was $26.3 million, or 36.9% of revenue, compared to $35.9 million, or 38.8% of revenue, in the first quarter of fiscal 2024.

Total GAAP operating expenses in the fiscal first quarter of 2025 were $43.9 million, or 61.5% of revenue, compared to $40.8 million, or 44.1% of revenue, in the fiscal first quarter of 2024. Selling, general and administrative expenses were $34.4 million, compared to $28.5 million in the prior fiscal year. Research and development expenses in the fiscal first quarter of 2025 were $8.3 million, compared to $10.9 million in the prior fiscal year quarter. Non-GAAP operating expenses in the first quarter of 2025 were $30.8 million, compared to $35.5 million in the fiscal first quarter of 2024.

GAAP net loss in the first quarter of fiscal 2025 was $20.8 million, or ($0.22) per share, compared to a net loss of $9.1 million, or ($0.10) per share in the prior fiscal year quarter. Excluding the income statement impact of the warrants, stock compensation, restructuring charges, and other non-recurring costs, non-GAAP adjusted net loss in the quarter was $8.4 million, or ($0.09) per share, compared to an adjusted net loss of $4.1 million, or ($0.04) per share in the fiscal first quarter of 2024.

Adjusted EBITDA in fiscal first quarter 2025 was ($3.1) million, compared to $1.5 million in the first quarter of fiscal year 2024.

For a reconciliation of GAAP to non-GAAP financial results, please see the financial reconciliation tables below.

Liquidity and Debt (as of June 30, 2024)

•Cash, cash equivalents and restricted cash were $17.5 million, compared to $25.7 million as of June 30, 2023.
•Total interest expense for the first quarter was $3.8 million, compared to $3.2 million for the same period a year ago.
•Outstanding term loan debt, excluding debt issuance costs, was $75.8 million, compared to $88.6 million as of June 30, 2023. Outstanding borrowings on revolving credit facility was $35.8 million, compared to $17.8 million as of June 30, 2023.
◦During the quarter, the Company paid down $12.3 million of term loan debt through improved working capital by outsourcing service inventory logistics and management.

Guidance

For the fiscal second quarter of 2025, the Company expects the following guidance:
•Revenues of $73.0 million, plus or minus $2.0 million
•Non-GAAP adjusted basic net loss per share of ($0.06), plus or minus $0.02
•Adjusted EBITDA of approximately breakeven

This assumes an effective annual tax rate of negative 14%; non-GAAP adjusted net loss per share assumes an average basic share count of approximately 96 million in the fiscal second quarter of 2025.

Conference Call and Webcast

Management will host a live conference call today, August 13, 2024, at 5:00 p.m. ET (2:00 p.m. PT) to discuss these results. The conference call will be accessible by dialing 866-424-3436 (U.S. Toll-Free) or +1-201-689-8058 (International) and entering conference ID 13748092. This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the investor relations section of the Company's website at investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through June 24, 2024. To access the replay dial 1-877-660-6853 and enter the conference ID 13747008 at the prompt. International callers should dial +1-201-612-7415 and enter the same conference ID. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website at www.quantum.com for at least 90 days.

About Quantum

Quantum delivers end-to-end data management solutions designed for the AI era. With over four decades of experience, our data platform has allowed customers to extract the maximum value from their unique, unstructured data. From high-performance ingest that powers AI applications and demanding data-intensive workloads, to massive, durable data lakes to fuel AI models, Quantum delivers the most comprehensive and cost-efficient solutions. Leading organizations in life sciences, government, media and entertainment, research, and industrial technology trust Quantum with their most valuable asset – their data. Quantum is listed on Nasdaq (QMCO). For more information visit www.quantum.com.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The results reported in this press release are preliminary and unaudited, and are subject to change. As the Company completes its financial close process and finalizes its financial statements for the fiscal 2025 first quarter, and as its independent auditors complete their review of the Company’s financial statements for the fiscal 2025 first quarter, it is possible the Company may identify items that require adjustments to the preliminary financial information set forth in this earnings report, and those changes could be material. The Company does not intend to update such financial information prior to the filing of its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the fiscal 2025 first quarter, except as otherwise required by law.

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results, including for the second fiscal quarter of 2025; improving traction on securing new deals for Myriad and ActiveScale products; the anticipated benefits of our restructured financing and our restructuring plans; and our focus and our strategy.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the impact macroeconomic and inflationary conditions on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; estimates and assumptions related to the cost (including any possible disruption of our business) and the anticipated benefits of the transformation and restructuring plans; the outcome of any claims and disputes; the ability to meet stock exchange continued listing standards; the possibility that the Nasdaq may delist our common stock; risks related to our ability to implement and maintain effective internal control over financial reporting in the future; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K filed with the Securities and Exchange Committee on June 28, 2024, and any subsequent reports filed with the SEC. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contacts:
Shelton Group
Leanne K. Sievers | Brett L. Perry
P: 214-272-0070
E: sheltonir@sheltongroup.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	June 30, 2024	March 31, 2024
Assets
Current assets:
Cash and cash equivalents	$17,287	$25,692
Restricted cash	256	168
Accounts receivable, net of allowance for credit losses of $99 and $22, respectively	61,364	67,788
Manufacturing inventories	18,467	17,753
Service parts inventories	8,513	9,783
Prepaid expenses	3,880	2,186
Other current assets	8,965	8,414
Total current assets	118,732	131,784
Property and equipment, net	10,988	12,028
Intangible assets, net	1,207	1,669
Goodwill	12,969	12,969
Right-of-use assets, net	9,344	9,425
Other long-term assets	19,849	19,740
Total assets	$173,089	$187,615
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$31,509	$26,087
Accrued compensation	16,091	18,214
Deferred revenue, current portion	74,802	78,511
Term debt, current portion	5,000	82,496
Revolving credit facility	—	26,604
Other accrued liabilities	25,043	13,986
Total current liabilities	152,445	245,898
Deferred revenue, net of current portion	36,759	38,176
Revolving credit facility	35,800	—
Long-term debt, net of current portion	65,132	—
Warrant liabilities	3,163	4,046
Operating lease liabilities	9,464	9,621
Other long-term liabilities	11,577	11,372
Total liabilities	314,340	309,113

Stockholders' deficit
Preferred stock, 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 225,000 shares authorized; 95,850 and 95,850 shares issued and outstanding	959	959
Additional paid-in capital	708,041	707,116
Accumulated deficit	(848,200)	(827,380)
Accumulated other comprehensive loss	(2,051)	(2,193)
Total stockholders’ deficit	(141,251)	(121,498)
Total liabilities and stockholders’ deficit	$173,089	$187,615

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Three Months Ended June 30,
	2024	2023
		Restated
Revenue:
Product	$40,994	$58,577
Service and subscription	27,447	30,953
Royalty	2,902	2,965
Total revenue	71,343	92,495
Cost of revenue:
Product	32,555	44,451
Service and subscription	12,653	12,403
Total cost of revenue	45,208	56,854
Gross profit	26,135	35,641
Operating expenses:
Sales and marketing	13,295	15,839
General and administrative	21,065	12,699
Research and development	8,308	10,913
Restructuring charges	1,192	1,329
Total operating expenses	43,860	40,780
Loss from operations	(17,725)	(5,139)
Other expense	(41)	(998)
Interest expense	(3,790)	(3,201)
Change in fair value of warrant liabilities	1,666	726
Loss on debt extinguishment, net	(695)	—
Net loss before income taxes	(20,585)	(8,612)
Income tax provision	235	530
Net loss	$(20,820)	$(9,142)

Net loss per share - basic	$(0.22)	$(0.10)
Net loss per share - diluted	$(0.22)	$(0.10)
Weighted average shares - basic	95,850	93,673
Weighted average shares - diluted	95,850	93,711

Net loss	$(20,820)	$(9,142)
Foreign currency translation adjustments, net	142	249
Total comprehensive loss	$(20,678)	$(8,893)

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended June 30,
	2024	2023
		Restated
Operating activities
Net loss	$(20,820)	$(9,142)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,780	2,752
Amortization of debt issuance costs	804	520
Loss on debt extinguishment	695	—
Provision for product and service inventories	407	516
Stock-based compensation	925	1,901
Change in fair value of warrant liabilities	(1,666)	469
Other	275	750
Changes in assets and liabilities:
Accounts receivable, net	6,346	6,255
Manufacturing inventories	(1,325)	(692)
Service parts inventories	1,475	(516)
Prepaid expenses	(1,694)	(2,287)
Accounts payable	6,828	(5,421)
Accrued restructuring charges	—	110
Accrued compensation	(2,123)	(816)
Deferred revenue	(5,126)	(2,929)
Other current assets	(551)	(487)
Other non-current assets	192	(935)
Other current liabilities	11,017	(954)
Other non-current liabilities	208	1,462
Net cash used in operating activities	(2,353)	(9,444)
Investing activities
Purchases of property and equipment	(1,620)	(2,299)
Net cash used in investing activities	(1,620)	(2,299)
Financing activities
Borrowings of long-term debt, net of debt issuance costs	—	12,889
Repayments of long-term debt and payment of amendment fees	(13,537)	(1,997)
Borrowings of credit facility	105,568	108,186
Repayments of credit facility and payment of amendment fees	(96,372)	(107,834)
Proceeds from issuance of common stock, net	—	(9)
Net cash provided by financing activities	(4,341)	11,235
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3)	(2)
Net change in cash, cash equivalents and restricted cash	(8,317)	(510)
Cash, cash equivalents, and restricted cash at beginning of period	25,860	26,175
Cash, cash equivalents, and restricted cash at end of period	$17,543	$25,665

Cash and cash equivalents	$17,287	$25,465
Restricted cash, current	256	200
Cash and cash equivalents at the end of period	$17,543	$25,665

NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have presented certain non-GAAP financial measures in this press release, including non-GAAP adjusted net loss, adjusted EBITDA, non-GAAP gross profit and non-GAAP operational expenses.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net loss before interest expense, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, amortization of acquisition-related intangible assets, loss on debt extinguishment, non-recurring project costs, including restatement and debt-related matters and fair value of warrants adjustments.

“GAAP net loss” as referred to in this press release represents “Net loss attributable to common stockholders”. Non-GAAP adjusted net income (loss) is a non-GAAP financial measure defined by us as net loss before restructuring charges, stock-based compensation expense, amortization of acquisition-related intangible assets, loss on debt extinguishment, non-recurring project costs, including restatement and debt-related matters and fair value of warrants adjustments. We calculate adjusted net income (loss) per basic and diluted share using the above-referenced definition of adjusted net income (loss).

We have provided below reconciliations of adjusted EBITDA to adjusted net income (loss), non-GAAP gross profit and non-GAAP operational expenses, to the most directly comparable U.S. GAAP financial measures. We have presented adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. For example, in the quarter ended September 30, 2022, we have excluded a large inventory reserve provision caused by global supply chain disruptions since the start of the pandemic and the longer associated lead times that resulted in older generation products being displaced by next-generation solutions. We do not believe an inventory adjustment of this magnitude is reasonably likely to reoccur in the foreseeable future and do not believe it is indicative of our ongoing operations; accordingly, we have excluded its impact from our non-GAAP results. We believe adjusted net income (loss) and adjusted net income (loss) per basic and diluted share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that the use of non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; (7) potential future costs related to business acquisitions; (8) gain (loss) on debt extinguishment, (9) and acquisition-related amortization of intangibles assets from business combinations, or (10) fair market adjustments related to the Company’s warrants.
•Adjusted net income (loss) does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; (4) potential future costs related to business acquisitions; (5) gain (loss) on debt extinguishment; (6) acquisition-related amortization of intangibles assets from business combinations; or (7) fair market adjustments related to the Company’s warrants.

Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, you should consider adjusted EBITDA and adjusted net income (loss) along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

In addition, this press release includes forward-looking non-GAAP adjusted earnings or net loss per share and adjusted EBITDA, each a non-GAAP measure used to describe our expected performance. We have not presented a reconciliation of these anticipated non-GAAP measures to our most comparable GAAP financial measures, because the reconciliation could not be prepared without unreasonable effort. The information necessary to prepare the reconciliations is not available on a forward-looking basis and cannot be accurately predicted. The unavailable information could have a significant impact on the calculation of the comparable GAAP financial measure.

The tables below reconcile the non-GAAP financial measures of adjusted EBITDA, net income, diluted EPS, operating expenses and gross margin with the most directly comparable GAAP financial measures (in thousands, unaudited).

Adjusted EBITDA

	Three Months Ended June 30,
(in thousands)	2024	2023
		Restated
Net loss	$(20,820)	$(9,142)
Interest expense, net	3,905	3,201
Provision for income taxes	235	530
Depreciation expense	1,318	1,612
Stock-based compensation expense	925	1,901
Restructuring charges	1,192	1,329
Loss on debt extinguishment	695	—
Amortization of acquisition-related intangible assets	462	1,140
Non-recurring project costs, including restatement and debt-related matters	10,650	1,634
Fair value of warrants adjustments	(1,666)	(726)
Adjusted EBITDA	$(3,104)	$1,479

Non-GAAP adjusted net loss and net loss per share

	Three Months Ended June 30,
(in thousands)	2024	2023
		Restated
Net loss	$(20,820)	$(9,142)
Stock-based compensation expense	925	1,901
Restructuring charges	1,192	1,329
Amortization of acquisition-related intangible assets	462	1,140
Loss on debt extinguishment	695	—
Non-recurring interest expense	116	—
Non-recurring project costs, including restatement and debt-related matters	10,650	1,405
Fair value of warrants adjustments	(1,666)	(726)
Adjusted net loss	$(8,446)	$(4,093)

Adjusted net loss per share – basic	$(0.09)	$(0.04)
Adjusted net loss per share - diluted	$(0.09)	$(0.04)
Weighted average shares – basic	95,850	93,673
Weighted average shares - diluted	95,850	93,711